              As filed with the Securities and Exchange Commission
                 on May 16, 1997 Registration No. 333-_________


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                   ------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                             ORIOLE HOMES CORP.
--------------------------------------------------------------------------------
           (Exact name of registrant as specified in its charter)

           FLORIDA                                       59-1228702
--------------------------------               ---------------------------------
 (State or other jurisdiction of                         (I.R.S. Employer
  incorporation or organization)                        Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200
DELRAY BEACH, FLORIDA                                       33445
-------------------------------------          ---------------------------------
(Address of Principal Executive Offices)                   (Zip Code)


                  ORIOLE HOMES CORP. 1994 STOCK OPTION PLAN
   ORIOLE HOMES CORP. 1994 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS
--------------------------------------------------------------------------------
                          (Full title of the plans)

                               RICHARD D. LEVY
              CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                    1690 SOUTH CONGRESS AVENUE, SUITE 200
                            DELRAY BEACH, FLORIDA
--------------------------------------------------------------------------------
                    (Name and address of agent for service)

                                 (561) 274-2000
--------------------------------------------------------------------------------
        (Telephone number, including area code, of agent for service)

                       CALCULATION OF REGISTRATION FEE


                           TITLE OF                                PROPOSED             PROPOSED
                          SECURITIES           AMOUNT              MAXIMUM              MAXIMUM             AMOUNT OF
                            TO BE              TO BE               OFFERING            AGGREGATE          REGISTRATION
                          REGISTERED         REGISTERED        PRICE PER SHARE       OFFERING PRICE            FEE
                          ----------         ----------        ---------------       --------------       ------------
                       Class B
                       Common Stock,          420,000               $7.75            $3,255,000 (1)          $986.37
                       par value $.10
                       per share


(1) Estimated pursuant to Rule 457(h) based on the average of the high and low prices of the shares of Class B Common Stock as reported on the American Stock Exchange on May 13, 1997.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to
Part I of Form S-8.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents filed by Oriole Homes Corp., a Florida corporation (the "Corporation"), with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference except to the extent any statement or information therein is modified, superseded or replaced by a statement or information contained in this document or in any other subsequently filed document incorporated herein by reference:

         (a) The Corporation's Annual Report on Form 10-K for its fiscal year ended December 31, 1996, and its Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 1997.

         (b) The description of the Corporation's Class B Common Stock, par value $.10 per share (the "Class B Common Stock"), contained in Item 1 of the Corporation's Registration Statement on Form 8-A, filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on February 23, 1983.

         (c) All reports and other documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.


ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Don McClosky, a member of the Board of Directors of the Corporation, is a shareholder of Ruden, McClosky, Smith, Schuster & Russell, P.A., Fort Lauderdale, Florida, the law firm that is providing an opinion as to the validity of the Class B Common Stock being registered on this Registration Statement. Mr. McClosky is the beneficial owner of 1,210 shares of the Corporation's Class A Common Stock, par value $.10 per share, and 1,810 shares of Class B Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Corporation has the authority pursuant to Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided in such statute. The Corporation's Articles of Incorporation and Bylaws provide that the Corporation shall indemnify its officers and directors to the fullest extent permitted by law.

         Section 607.0850 provides for indemnification by the Corporation of parties to any proceeding (other than an action by, or in the right of, the Corporation) by reason of that fact that they were or are directors, officers, employees or agents of the Corporation or were or are serving as such with respect to another entity at the request of the Corporation against liability incurred in connection with such proceeding, if the person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of the Corporation and with respect to any criminal action, had no reasonable cause to believe their conduct was unlawful. Section 607.0850 also provides the power to indemnify any such persons party to proceedings by or in the right of the Corporation against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated cost of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding. No indemnification is to be made under the statute if such person is adjudged to be liable unless and to the extent that a court determines that, despite such adjudication, such person is entitled to indemnification for such expenses. To the extent that such person is successful in defending the actions described above, indemnification against expenses actually and reasonably incurred is mandatory.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

5.l Opinion of Ruden, McClosky, Smith, Schuster & Russell, P.A. with respect to the legality of the shares of Class B Common Stock being registered hereby.

15.1     Awareness Letter of Grant Thornton LLP.

23.1     Consent of Grant Thornton LLP.

23.2 Consent of Ruden, McClosky, Smith, Schuster & Russell, P.A. (included in opinion filed as Exhibit 5.l).

24.1     Powers of Attorney (included in Part II of Registration Statement).

ITEM 9. UNDERTAKINGS.

         (a)     The undersigned Registrant hereby undertakes:

                  (l) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (A) to include any prospectus required by Section l0 (a) (3) of the Securities Act of 1933 ("Securities Act"); (B) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (C) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(l)(A) and
(a)(l)(B) do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Corporation pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Delray Beach, State of Florida.

                                        ORIOLE HOMES CORP.


Date:  May 14, 1997                     s/ Richard D. Levy
                                        --------------------------------------
                                        Richard D. Levy, Chairman of the Board
                                        and Chief Executive Officer


Date: May 14, 1997                      s/ Antonio Nunez
                                        ---------------------------------------
                                        Antonio Nunez, Senior Vice President,
                                        Treasurer, Chief Financial Officer and
                                        Chief Accounting Officer


        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Richard D. Levy and Mark A. Levy, signing singly, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities and as of the date indicated.



Date: May 14, 1997                                /s/ Richard D. Levy
                                                  ------------------------------
                                                  Richard D. Levy, Director


Date: May 14, 1997                                /s/ Harry A. Levy
                                                  ------------------------------
                                                  Harry A. Levy, Director


Date: May 14, 1997                                /s/ Mark A. Levy
                                                  ------------------------------
                                                  Mark A. Levy, Director


Date: May 14, 1997                                /s/ E.E. Hubshman
                                                  ------------------------------
                                                  E.E. Hubshman, Director


Date: May 14, 1997                                /s/ Eugene M. Berns
                                                  ------------------------------
                                                  Eugene M. Berns, Director


Date: May 14, 1997                                /s/ Antonio Nunez
                                                  ------------------------------
                                                  Antonio Nunez, Director


Date: May 14, 1997                                /s/ Donald C. McClosky
                                                  -----------------------------
                                                  Donald C. McClosky, Director


Date: May 14, 1997                                /s/ Paul R. Lehrer
                                                  ------------------------------
                                                  Paul R. Lehrer, Director


Date: May 14, 1997                                /s/ George R. Richards
                                                  -----------------------------
                                                  George R. Richards, Director

                                 EXHIBIT INDEX

                                                                                 SEQUENTIALLY
                                                                                   NUMBERED
                                                                                     PAGE
                                                                                 ------------
5.l      Opinion of Ruden, McClosky, Smith, Schuster & Russell, P.A. with respect to the legality of the shares of Class B Common Stock being registered hereby.

15.1     Awareness Letter of Grant Thornton LLP.

23.1     Consent of Grant Thornton LLP.

23.2 Consent of Ruden, McClosky, Smith, Schuster & Russell, P.A. (included in opinion filed as Exhibit 5.l).

24.1     Powers of Attorney (included in Part II of Registration Statement).

